Exhibit 10.13.5
                                                                 ---------------

                                QUALITY AGREEMENT

                                     between

                               INyX PHARMA LIMITED

                                       and

                            STIEFEL LABORATORIES INC.







Date:                               March 6, 2003

For INyX Pharma Limited             /S/ Colin Hunter
                                    Position:  Director

For Stiefel Laboratories Inc.       /S/ Tessie L. Brunker
                                    Position:  Vice President, CFO and Treasurer



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                                Table of Contents

                                                                            Page
                                                                            ----


1.0   General Quality Policies.................................................4

2.0   Documentation Practices..................................................5
      2.1     Regulatory Filings...............................................5
      2.2     Technology Transfer..............................................5
      2.3     Controlled Documents.............................................5
      2.4     Change Control...................................................6
      2.5     Deviations, Non-Conformances, and Failure Investigations.........7
      2.6     Document Retention...............................................8
      2.7     Customer Complaints..............................................8
      2.8     Annual Product Review............................................9
      2.9     Annual Reports...................................................9
      2.10    Training.........................................................9

3.0   Manufacturing Standards.................................................10
      3.1     Facilities......................................................10
      3.2     Equipment.......................................................10
      3.3     Material Control................................................10
      3.4     Manufacturing / Cleaning........................................11

4.0   Inspection and Testing Requirements.....................................11
      4.1     Inspection......................................................11
      4.2     Quality Control Testing.........................................12
      4.3     Stability Program...............................................12

5.0   Audits  13
      5.1     External Audits.................................................13
      5.2     Internal Audits.................................................13
      5.3     Vendor/Supplier Qualification Program...........................13

6.0   Product Release.........................................................14
      6.1     Batch Manufacturing Record......................................14
      6.2     Analytical Results..............................................14
      6.3     Certificate of Analysis and Certificate of Conformance..........14
      6.4     Reserve Samples.................................................14
      6.5     Release Authorization and Shipping..............................15




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                                  INTRODUCTION

         As a condition of business, Stiefel Laboratories Inc (a New York corporation with its principal place of business at 255 Alhambra Circle, Coral Gables, Florida 33134) requires that all Products be manufactured in accordance with all appropriate current Good Manufacturing Practices (cGMP's) as described in 21CFR part 211 and other pertinent regulatory authority requirements) and all applicable international, federal, state and local regulations.

         This Quality and Technical Agreement between Stiefel Laboratories Inc ("Stiefel") and INyX Pharma Limited ("INyX") (located at Runcorn, England) defines Quality responsibilities as they are related to the formulation and filling/packaging of Stiefel Products in accordance with the terms of that certain Supply Agreement, as amended, which currently exists between the parties. This Agreement shall be effective Tuesday, March 6th, 2003. In the event of any conflict between the interpretation of this Agreement and the interpretation of the Supply Agreement (as it may be amended from time to time), the terms of the Supply Agreement shall govern all aspects of the relationship between the Parties except that this Agreement shall govern with respect to quality matters.

         A Generalized Process and Control Flow Diagram describing the general flow of Product through the INyX facilities is enclosed as Schedule A to this Agreement.

         Changes to this Agreement may be made solely by an amendment in writing signed by both parties.



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                                   DEFINITIONS

         All capitalized terms herein shall have the same meanings as are ascribed to such terms in the Supply Agreement, unless otherwise defined herein.

         For the purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Annual Product Review": The review of manufacturing and control activities to be undertaken on an annual basis as defined by 21 CFR Part 211.

         "Active Ingredient": Any component of the Product that is intended to furnish pharmacological activity or other direct effect in the diagnosis, cure, mitigation, treatment, or prevention of disease, or to affect the structure or any function of the body of man or animals, but does not include intermediates used in the synthesis of such ingredients.

         "Batch Record": An accurate reproduction of the Product Master Batch Record, checked for accuracy, dated and signed by INyX.

         "Batch or Production Lot": A specific quantity of Active Ingredient, excipients, and components processed in accordance with the Product Master Batch Record and identified by a distinctive lot number.

         "Bulk Product": A drug Product that has been manufactured but not filled or packaged into a final dosage presentation.

         "C of A" or "Certificate of Analysis": A summary of the quality control testing, as described in the Specifications, performed by INyX for Finished Product supplied under this Agreement.

         "C of C" or "Certificate of Conformance": A written certificate issued by INyX stating that the final Finished Product has been manufactured under appropriate cGMP requirements and that no outstanding deviations or non-conformances remain unresolved.

         "cGMPs": The current Good Manufacturing Practices of FDA, as set forth in Title 21 of the U.S. Code of Federal Regulations, Part 211.

         "CMC":  The Chemistry, Manufacturing and Controls section of an NDA.

         "Change":  A  planned,   permanent  alteration  or  replacement  of  an
established or validated specification, process, existing equipment type, service, or facility used in the manufacture of bulk or finished Product.

         "Stiefel  Quality  Assurance":  The  Quality  Assurance  department  of
Stiefel.

         "Date of Manufacture": Date of introduction of the Active Ingredient into the manufacturing process.

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         "DMF" The Drug  Master  File for a  Product,  as filed by Miza with the
FDA.

         "Excipient": Any substance other than the Active Ingredient present in the Product.

         "FDA":  The  Food and  Drug  Administration  of the  United  States  of
America.

         "FDA483": Any FDA Form 483 to review observational findings by FDA delivered following the inspection by the FDA.

         "Finished  Product":   The  finished  dosage  form  that  contains  the
ingredients and packaging components as specified by the Master Batch Record.

         "IND": An Investigational New Drug Application for a Stiefel Product, as filled by Stiefel with the FDA.

         "Manufacturing and Supply Agreement": Agreement between INyX and Stiefel Labs for the Commercial manufacture of the Products in Exhibit A.

         "Master Production Record": A written document, approved by both INyX and Stiefel QA, which stipulates the unique Product formula and provides detailed instruction for the manufacture, filling, and packaging of individual Products.

         "NDA": A New Drug Application for a Stiefel Product, as filed by Stiefel with, and approved by, the FDA.

         "Non-Conformance": A departure from an established quality standard. For the purposes of this Agreement, an "established quality standard" includes any GMP Standard Operating Procedure, manufacturing work order, packaging order, raw material or Product specification, analytical control procedure, water monitoring procedure, and/or equipment maintenance schedule, or any unusual occurrence as may be defined in INyX non-conformance procedures). Non-conformances may be either anticipated or unanticipated departures from established quality standards; may have the potential to affect the safety, identity, strength, quality or purity of a bulk or Finished Product.

         "OOS": Out of Specification

         "Product Master Batch Record": The signed master copy of the Product Batch Record.

         "Primary Packaging Component": That portion of the container/closure system which is in direct contact with the Product at all times, as well as all other container materials which could reasonably affect the identity, strength, quality or purity of the Drug Product during its shelf life.

         "Product Batch Record File": The compilation of batch-specific batch records, test and inspection reports, non-conformance and deviation files, and other associated records that fully describe the manufacture and testing of a single lot of Product.

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         "Product(s)":  means  the  Products  described  on  Exhibit  A  to  the
Manufacturing and Supply Agreement between INyX and Stiefel, as it may be amended from time to time, and which is incorporated by this reference as though fully set forth in this paragraph.

         "Quarantine   Shipment   Authorization":    A   written   request   and
authorization from Stiefel QA for INyX to prepare and ship a lot of Product that has been completed, tested, and internally reviewed by INyX QA.

         "Regulatory Authority": means the MCA / FDA and any equivalent or additional governmental or regulatory agencies having authority over INyX, INyX's facilities, or the Products including, but not limited to, the MCA in Europe and the U.S. Drug Enforcement Agency.

         "Release Memo": Stiefel final release authorization prepared, approved, and issued by Stiefel QA after review of all relevant batch Production and testing records.

         "SOP" or "Standard Operating Procedure": Written document, approved by QA, which provides instruction on performing tasks essential to the operation of a facility or process.

         "USP": The most current edition of the United States Pharmacopoeia, including any revisions.

         "Validation":   Documented  evidence  that  the  process   consistently
produces a Product or result that meets its predetermined quality requirement.

1.0      General Quality Policies

         INyX is a pharmaceutical manufacturer that holds an appropriate Manufacturing License authorization and license for the Product(s) that are the subject of this Agreement. Any changes in the place of manufacture of the Products, including changes made under that Manufacturing License, require the prior agreement of Stiefel Quality Assurance. In addition, while maintaining other client confidentiality, INyX shall inform Stiefel without delay of any restrictions to the manufacturing authorization and license for the Products covered by this Agreement or for any other Products which may affect the Products covered by this Agreement.

         In the manufacture of all Products, INyX shall abide by cGMPs and applicable international or local regulations as they may apply to the Products subject to this Agreement.

         INyX shall take all appropriate precautions within the manufacturing/filling, warehouse, or Product testing facilities to prevent actions which may adversely affect the quality of Products manufactured for Stiefel.

         In the event of a Product recall or field alert (or other activity relating to Product quality) INyX shall facilitate access to manufacturing, analytical, storage, or shipping records as may be required to develop an appropriate regulatory strategy. Stiefel shall be responsible for coordinating all Product recall activities, as set forth in greater detail in the Manufacturing and Supply Agreement.

         INyX shall operate a Quality Assurance Unit which has specific responsibilities and authorities including review and approval of materials and Products, investigation of deviations and Non-Conformances, and approving procedures and specifications impacting on the identity, strength, quality and purity of Drug Products.

         Stiefel and INyX shall each identify key quality personnel who will be responsible for specific areas of Quality Assurance activities, including quality control, stability, Product release, and resolution of quality issues.

2.0      Documentation Practices

2.1      Regulatory Filings

         2.1.1 INyX shall maintain appropriate U.K., EU, or local licenses required for the manufacture of pharmaceutical Products.

2.2      Technology Transfer

         2.2.1 Stiefel shall provide INyX with Product manufacturing and testing instructions and specifications, and a representative of Stiefel shall (at Stiefel's Cost) in the technology transfer and implementation of the manufacturing, packaging or testing process.

         2.2.2 When appropriate, Stiefel and INyX shall jointly develop a written technology transfer plan that clearly stipulates responsibilities, accountabilities, and timelines for technical transfer activities.

2.3      Controlled Documents

         2.3.1 INyX manufacturing and analytical documentation practices shall be subject to frequent review by both parties to ensure compliance with the most current recognized interpretation of cGMPs for the appropriate phase of Product development or commercial manufacturing.

         2.3.2 Standard operating procedures, specifications, test methods, and Master Batch Production Records shall be consistent with the ANDA filing and any subsequent supplements

         2.3.3 Stiefel and INyX shall be jointly responsible for the approval of controlled documents (specifications, test methods, stability protocols, batch records, etc.) will be established and approved for use.

         2.3.4 Stiefel shall provide all necessary source data to facilitate the completion of relevant specifications, etc. INyX shall provide for review and signature approval by Stiefel for the

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                  following   documents   prior  to   implementation,   and  any
                  subsequent changes must be made in accordance with the change control procedures set forth in Section 2.4:

                  o        Master Production Records

                  o        Specifications    for   Finished   Product,    Active
                           Ingredient(s), Excipients, primary containers, and labeling materials.

                  o Test methods for active drug substance, intermediate and Finished Product, cleaning evaluation

                  o        Stability protocols and monographs

                  o Process validation and cleaning validation protocols and reports

                  o        Test methods validation protocols and reports

                  o Technical protocols and reports specifically relating to Stiefel Products

2.4      Change Control

         2.4.1 INyX change control procedures shall address, when appropriate, , computer systems, validated equipment, facilities and utilities, personnel training, in-process controls, laboratory instrumentation and methods, materials specifications, printed components, validated manufacturing processes, engineering drawings, and standard operating procedures.

         2.4.2 All proposed changes to controlled equipment or documents pertaining to the Products shall be reviewed and approved by INyX QA and Stiefel QA, and shall be made in accordance with INyX change control procedures.

         2.4.3 In addition, INyX shall notify Stiefel of the following changes prior to implementation:

                  o Major equipment, utilities and facility modifications that materially impact on Stiefel Products

                  o        Specifications   and   test   methods   changes   for
                           non-compendial Excipients

                  o        Test method changes for packaging components

                  o Changes to standard operating procedures that have significant impact on Stiefel Products, other than changes which require Stiefel's approval pursuant to
                           Section 2.4.2.

         2.4.4 INyX shall provide Stiefel with controlled copies of changed documentation within ten (10) working days of issuance for use within INyX's facilities. Specifically:

                  o        Specifications for Finished Drug Product

                  o Specifications for raw material including active drug substance

                  o        Specifications for packaging components

                  o Test methods for active drug substance, intermediate and finished drug Product, and cleaning evaluation

                  o        Master  Production  Records   (non-controlled  copies
                           acceptable)

         2.4.5 INyX shall provide Stiefel with reference copies of the following approved documents:

                  o        Stability protocols and monographs

                  o        Process validation protocols and reports

                  o        Cleaning validation protocols and reports

                  o        Test methods validation protocols and reports

                  o        Technical  protocols and reports  relating to Stiefel
                           Products

2.5      Deviations, Non-Conformances, and Failure Investigations

         2.5.1 INyX shall not deviate from the manufacturing procedure identified in the ANDA and shall not introduce any significant changes in the manufacturing or testing procedure without prior approval from Stiefel.

         2.5.2 INyX shall have in place a written procedure describing the criteria and process by which deviations and non-conformances relating to the manufacture, processing, packaging, testing, or storage of drug Product or its associated components that may affect the safety, efficacy, quality, or purity are investigated, evaluated, reviewed and dispositioned.

         2.5.3 In the absence of an approved SOP specifically describing the nature of major or minor non-conformances, INyX QA and Stiefel shall jointly agree if a deviation or non-conformance is of a major or minor nature. Refer to Schedule B for a list of minor deviations or non-conformances. Non-conformances not listed on Schedule B shall be considered as Major.

         2.5.4 For minor deviations or non-conformances, documentation and resolution shall be included in final batch Production package sent to Stiefel for review.

         2.5.5 For major deviations or non-conformances, where possible, INyX shall immediately notify the designated person within Stiefel prior to proceeding or continuing with Production. If this is not feasible, INyX shall notify Stiefel QA as soon as possible and prior to INyX QA disposition of the non-conformance..

         2.5.6 All deviations and non-conformances will be summarized and the summary included in the batch Production package provided to Stiefel.

         2.5.7 INyX shall maintain procedures that describe the roles and responsibilities and activities to be employed for the
                  investigation      of      Out-of-Specification       results,
                  out-of-tolerance calibrations, and any unusual occurrences which require QA investigation beyond normal non-conformance reporting requirements.

2.6      Document Retention

         2.6.1 All documentation relating to the manufacturing, holding or testing of Stiefel Products, whether in paper or electronic form shall be retained by INyX for a period of three (3) years, or one (1) year past the expiration date of the most recent associated Product, whichever is longer. During this period, this documentation shall be available for inspection by Stiefel or by an authorized agent designated by Stiefel. Notwithstanding the foregoing, INyX shall not willfully discard or destroy any such documentation during this period. Thereafter, INyX shall contact Stiefel to determine the disposition of said documentation as follows:

                  o        Return of the documentation to Stiefel

                  o        Extended storage of documentation

                  o Disposal of documentation (a formal written request from Stiefel is required before disposal).

                  In either event a written request from Stiefel shall determine disposition. Documentation shall include receiving records, materials releases and supplier C of A's, packaging component inspection records, equipment cleaning records, and batch documents including line clearances, batch production records, inspection results, yield and reconciliations, deviations and Non-Conformances, test results and final Product C of A's and C of C's.

         2.6.2 INyX shall retain all other documentation relating to the manufacturing, holding or testing of Stiefel Products in accordance with INyX's internal document retention policies.

2.7      Customer Complaints

         2.7.1 Stiefel shall notify INyX of customer complaints received after Product manufactured by INyX is sold, where the complaint appears to relate to the manufacturing, filling, or packaging of the Products. At Stiefel's request, INyX shall conduct internal investigations necessary to determine the validity of a complaint. INyX shall report the findings of the investigations to Stiefel QA within thirty (30) days time of

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                  sample  return or  notification,  whichever  is  later.  Where conclusive investigation is not practical within a 30-day period, INyX shall provide Stiefel with an interim report as soon as practical.

2.8      Annual Product Review

         2.8.1    INyX  shall  provide  data and  on-site  assistance  to enable
                  Stiefel to perform the annual Product quality reviews appropriate to the Product type and stage of development or commercialization. An annual product quality review summary report with updated statistical process analysis information shall be provided to Stiefel no less than thirty (30) calendar days before the due date of the Annual Report for the Product, which is due on the anniversary of the date the FDA approved the Product for commercial sale. Refer to Schedule C for a detailed listing of the activities and format that shall be addressed in the Annual Product Review.

         2.8.2 As part of the annual product review process, Miza shall have procedures in place to perform annual statistical trend analysis of all critical raw material, component, in-process, and final product test results associated with Stiefel Products. This procedure shall be used to assess the possible need for changing the raw materials', components' and product acceptance sampling, inspection and testing requirements.

2.9      Annual Reports

         2.9.1 INyX shall provide Stiefel with information necessary for Stiefel to prepare annual reports for submission to any Regulatory Authorities. In addition to the information provided pursuant to Section 2.8.1, InyX shall provide Stiefel with the descriptions of any CMC change which occurred during the reporting period, reports on quality investigation, and an evaluation of stability data. Any information required by this
                  Section 2.9.1 other than the information included in the annual product quality review summary report discussed at
                  Section 2.8.1 must be requested by Stiefel no less than thirty
                  (30) days before Stiefel must report the information.

2.10     Training

         2.10.1 The personnel employed in the manufacture and quality control of Stiefel Products shall be suitably trained, experienced and competent for their respective functions.

         2.10.2 INyX shall maintain a documented training program to assure all personnel engaged in the manufacturing, filling, packaging, shipping and distribution of Stiefel Products have the education, training, and experience to properly perform their assigned functions in compliance with cGMP requirements.

         2.10.3 INyX shall maintain a system to assure that changes to controlled documents are conveyed to appropriate personnel and that training on these changes is successfully completed prior to the effective date of the change.

3.0      Manufacturing Standards

3.1      Facilities

         3.1.1    INyX  shall  ensure  that  the   buildings   and  grounds  are
                  maintained in a manner that avoids pest attraction and ingress. Additionally, pest control servicing of the facility against insects and rodents shall be scheduled on a routine basis. All pesticides or fumigants shall be kept in a locked storage area. Physically separated from any product or raw material storage area when not in use, and shall be utilized and controlled so as to preclude contamination of Stiefel Products.

3.2      Equipment

         3.2.1 INyX shall perform appropriate facility and support system qualifications to maintain the state of cGMP compliance for all systems supporting manufacturing operations appropriate for the stage of development or commercialization of Stiefel Products.

         3.2.2 INyX shall perform appropriate installation, operation and /or performance qualification for all equipment and utilities used for the Production and control of Stiefel Products.

         3.2.3 INyX shall approve all installation and operational qualification protocols and reports for equipment that is dedicated to Stiefel Products, including any subsequent revisions and/or amendments.

         3.2.4 INyX shall have in place a written program of calibration and preventative maintenance. All equipment shall be appropriately tagged as to its calibration status in line with INyX internal calibration policy.

3.3      Material Control

         3.3.1 INyX shall have written procedures to describe receiving, sampling, reconciliation, coding and inspection operations for all materials received and intended for use in Stiefel Products.

         3.3.2 Raw Materials (Active and Excipient) and components used for the production of Stiefel Products shall be of the appropriate quality as specified in approved specifications ( as specified by Stiefel and implemented by InyX) and be sourced from approved vendors. The procedures outlined in Section 2.4 shall be followed in the event that INyX is informed of any proposed processing changes to an active ingredient or a primary packaging component, and in the event that Stiefel proposes to change an Active Ingredient or excipient supplier or primary packaging component. The procedures outlined in Section 2.5 shall be followed in the event that any non-conformance is encountered during the storage or control of raw materials, components, or finished Product.

         3.3.3 INyX shall have clearly defined, labeled and secured areas for quarantined, rejected and approved materials, as appropriate. There shall be a well-defined written system for identification of materials according to Product type, lot number, and status.

         3.3.4 Raw Material, bulk and finished goods storage conditions shall be determined by specification or Product labeling. Environmental controls or monitoring shall be in place to ensure compliance with appropriate storage conditions.

         3.3.5 Raw Material retest frequencies and attributes shall be described in the appropriate raw material specification. INyX and Stiefel shall agree an SOP to be followed to extend the shelf-life of the raw material used for Stiefel Products.

3.4      Manufacturing / Cleaning

         3.4.1 INyX shall provide Stiefel with a copy of the completed Master Production Record (in the form approved by Stiefel pursuant to Section 2.4.4) providing a sufficient level of detail for the manufacture and control of Stiefel Products.

         3.4.2 INyX shall perform appropriate process validation a frequency as reasonably required by Stiefel QA. 3.4.3 INyX shall issue a Batch Record, according to cGMP requirements, for every production batch of Product.

         3.4.4 INyX shall perform appropriate cleaning validation of equipment as part of technology transfer or process validation activities. All analytical methods used to verify cleaning shall be appropriately validated and approved by INyX and Stiefel as agreed with Stiefel QA.

         3.4.5 Cleaning validation shall include detailed cleaning procedures with appropriate sampling techniques to determine Product residue and cleaning agents, if used. The cleaning validation shall address the potential of cross contamination of any of Stiefel Product produced by INyX with other of INyX manufactured Products and vice versa.

4.0      Inspection and Testing Requirements

4.1      Inspection

         4.1.1 Consistent with Section 3.3, INyX shall have written procedures for inspections that adhere to recognized standards (e.g., military standards, industry guidelines, etc.) in conformance with cGMPs.

         4.1.2 Incoming raw materials (active and inactive), packaging components, as well as in-process and Finished Products, shall be included in inspection programs. Documentation of all inspection results shall become a part of the permanent Batch Record or otherwise traceable to a separate storage location.

4.2      Quality Control Testing

         4.2.1 INyX shall perform full specification testing on all raw material and components per approved specifications. With prior written approval from Stiefel QA, reduced testing may be allowed for excipient and packaging components, provided that vendor has established a good performance record and certification has been completed and approved by Stiefel.

         4.2.2 INyX shall test all raw materials and Products using approved / validated methods and specifications. For USP Compendia items, USP methodology must be used for all testing unless specified otherwise in the regulatory filing or as directed in writing by Stiefel.

         4.2.3 USP/BP/EP and other official pharmacopoeia reference standards used in material or Product analysis shall be the approved authentic specimens and suitable for use as comparison standards in compendia tests and assays. INyX shall maintain procedures for defining the release and control of reference standards utilized for the testing of Stiefel Products.

         4.2.4 There shall be written procedures in place for investigation and disposition of out of specification or abnormal testing results.

         4.2.5 INyX shall not subcontract to third parties any of the work covered by this Agreement without the prior written consent of Stiefel not to be reasonably withheld.

4.3      Stability Program

         4.3.1 When stability programs are carried out at INyX, INyX shall have in place written procedures to ensure the validation, calibration, and maintenance of the stability chambers.

         4.3.2 Raw data shall be made available in a timely manner for review by Stiefel. INyX shall communicate any aberrant or failing results to Stiefel' Quality Control department within three
                  (3) working days after INyX completes the out-of-specification investigation.

         4.3.3 INyX and Stiefel shall jointly develop and approve a stability protocol and determine individual company responsibilities of reporting and evaluation of data. Refer to Schedule D for a list of testing data requirements.

5.0      Audits

5.1      External Audits

         5.1.1 Stiefel shall periodically audit INyX by scheduling an agreed visit with InyX at least annually, and/or requesting documents for review to assure continued adherence to the agreed manufacturing process, cGMPs and other applicable requirements. Written communication shall be used to document audit observations and to resolve any identified issues. Stiefel may use the services of outside contractors to assist in the audit process in agreement with INyX. Any audit requested pursuant to this Section 5.1.1 shall be requested in advance, with no less than thirty (30) days' notice to INyX and, to the extent practical, shall be conducted during INyX's normal working hours (without unduly interfering with INyX's business).

         5.1.2 INyX shall ensure that any deficiencies highlighted during the audit will be dealt with in a prompt manner following receipt of an official signed Audit Report from Stiefel. Audit response with action items, assigned responsibilities, and timelines will be forwarded to Stiefel within forty-five (45) working days of receipt of the formal audit report.

         5.1.3 INyX shall inform Stiefel of any action taken by a Regulatory Authority (including telephone conversation, inspection, FDA483, recall action, etc.) as it may affect the manufacturing, filling, and distribution of any of Stiefel Products produced by INyX. During an inspection that involves any Stiefel Product at which no representative of Stiefel is present, INyX shall provide Stiefel QA with timely updates detailing the particulars and issues raised which may affect the quality or marketability of Stiefel Products. Likewise, Stiefel shall inform INyX of any action proposed against Stiefel by a Regulatory Authority which may have impact on INyX's contract manufacturing operations or business relationships.

5.2      Internal Audits

         5.2.1 INyX shall have in place written procedures intended to ensure internal monitoring that manufacturing, testing, quality assurance, packaging, holding and distribution operations are in compliance with cGMP requirements. These records shall be available for review by Stiefel.

5.3      Vendor/Supplier Qualification Program

         5.3.1 INyX and Stiefel shall jointly be responsible for developing and implementing a vendor qualification program for all materials used to manufacture and/or package Stiefel Products. Such programs shall be described in an SOP, or series of SOPs, and should address the supplier's ability to adhere to appropriate cGMPs, that analytical methods used are appropriate, and that starting materials are adequately examined and controlled. In addition, such procedures shall describe the testing requirements for qualifying a new source of raw material or component.

6.0      Product Release

6.1      Batch Manufacturing Record

         6.1.1 For each batch of Product, INyX will provide Stiefel with a Product Batch Record File, which provides a detailed history and record of the Production run.

         6.1.2 The Product Batch Record File provided to Stiefel shall be complete such that all documentation required to perform a thorough review of a Production run are present.

         6.1.3 Stiefel and INyX shall jointly and specifically develop the details of the Batch File and how it is to be conveyed to Stiefel for final review prior to release of the Product. Refer to Schedule D for a list of documents to be included in the Product Batch Record File.

6.2      Analytical Results

         6.2.1 Data acquired from analytical and physical testing performed by the Quality Control Laboratory(ies) shall be reviewed and approved by the INyX Quality Assurance Unit.

         6.2.2 Stiefel and INyX shall jointly determine and specify the type and level of raw data that will be included in the Product Batch Record File which is forwarded to Stiefel for final review. Refer to Schedule D for testing data requirements to be submitted with the Product Batch Record File.

6.3      Certificate of Analysis and Certificate of Conformance

         6.3.1 Upon review of testing results by the Quality Assurance Unit, INyX shall prepare a Certificate of Analysis detailing the results of all testing performed on the Final Product. Such C of A will be approved by responsible Quality Assurance personnel and forwarded to Stiefel as part of the Product Batch Record File.

         6.3.2 Upon review of the completed Batch Record by its Quality Assurance Unit, INyX shall prepare a Certificate of Conformance verifying that the Final Product has been manufactured under appropriate cGMP requirements and that no outstanding deviations or Non-Conformances remain unresolved. Such C of C will be approved by responsible Quality Assurance personnel and forwarded to Stiefel as part of the Product Batch Record File.

6.4      Reserve Samples

         6.4.1 INyX shall retain adequate representative samples of each batch or lot of raw materials and packaging components used in the manufacture of the final Product to enable their subsequent testing, in duplicate, against approved specifications. Such samples shall be retained for a period of no less than one (1) year past expiration date of the last batch of which that material was used.

         6.4.2 INyX shall maintain Final Product reserve samples or any other samples which may be required to enable their subsequent testing, in duplicate, against approved Finished Product Specifications. Such samples shall be retained for a period of no less than one (1) year past the expiration date of the lot.

         6.4.3 Unless otherwise stated in approved Batch Records, INyX shall provide Stiefel with 36 units of Finished Product as customer samples (12 Start, 12 Middle, and 12 End). These samples should be labeled as "Customer Samples" and forwarded to the designated Stiefel responsible person within thirty (30) days of the date of release of the lot.

         6.4.4 INyX shall be responsible for the examination of reserve samples as part of the annual Product review described at
                  Section 2.8.1 above. The examination shall be conducted as required by Title 21 U.S. Code of Federal Regulations Section 211.170, and the results of the examination shall be communicated in accordance with Section 2.8.1 of this Agreement. Provided InyX allows Stiefel access to reserve sample storage, Stiefel will assist with the examination of reserve samples.

6.5      Release Authorization and Shipping

         6.5.1 The Quality Assurance Unit of INyX is responsible for internal release of the Final Product to Stiefel.

         6.5.2 Based on review of the Product Batch Record and Stiefel's own internal release procedures, Stiefel QA is responsible for the final disposition of the Product to market.

         6.5.3 Stiefel QA shall communicate the release of batches to InyX QA via authorization in the form of a release memo accompanied by a Stiefel Certificate of Analysis.

         6.5.4 In some instances Stiefel may request INyX to ship reviewed but not yet released Finished Product to Stiefel distribution center or other firms for the purposes of further processing or packaging and labeling. In such instances, Stiefel QA will provide INyX QA with specific written authority and instructions for shipping under quarantine conditions.

         6.5.5 INyX shall have in place an SOP that adequately describes the requirements and procedures necessary to ship Product and samples to Stiefel utilizing transportation as directed by Stiefel.

                                INDEX OF EXHIBITS
                                -----------------

Schedule A        Generalized Process and Control Flow Diagram

Schedule B        List of Minor Deviations

Schedule C        Requirements for Annual Product Review

Schedule D        Analytical Data Requirements

Schedule E        Batch Production Record File

                                   Schedule A

                  Generalized Process and Control Flow Diagram

                                   Schedule B

                            List of Minor Deviations

The following non-conformances are considered as "Minor" and do not require Stiefel's immediate notification:

         o Typographical errors in official approved documents that do not affect the form, fit or function of the intended document

         o Deviations from scheduled maintenance or calibration schemes for equipment used to manufacture or test Stiefel Products, provided that INyX QA Group has evaluated the consequence of such deviation and determined that Product quality, safety or efficacy has not been materially compromised

         o        Reconciliation  of  excipient  raw  material  beyond  approved range, provided that INyX QA Group has evaluated the consequence of such deviation and determined that Product quality, safety or efficacy has not been materially compromised

         o OOS that have been conclusively determined to be the result of laboratory error

         o Deviations resulting from minor machine adjustment that may result in rejected Product

         o Deviations from Standard Operating Procedures that do not have a bearing on Product quality

                                   Schedule C

                     Requirements for Annual Product Review

         o        Reference: 21CFR170(b) and 180(e)

         o        All batches manufactured and filled to Anniversary Date

                                Table of Contents

A.       Approval Page

B.       Introduction

C.       Retain Samples Examination (n= to be determined by procedure)

         o        Table A

         o        Visual examination for can corrosion or leakage

D.       Batch Document Review

         1.       Raw Material and Component Review

         o        Table B

         o        Non-conformances

         o        Evaluation against specification limits

         2.       Bulk Manufacture

         o        Table C

         o        Non-conformances

         o        Evaluation against specification limits

         3.       Filling

         o        Table D

         o        Non-conformances

         o        Evaluation against specification (table)

         4.       Finished Product Evaluation

         o        Table E

         o        Non-conformances

         o        Evaluation against final Product specifications including AQL

         5.       Method Change Review

         o        Table F

         o        Evaluation and discussion

         6.       Process Change Review

         o        Table G

         o        Evaluation and discussion

         7.       Components Documents Review

         o        Table H

         o        Evaluation and summary of changes

         8.       Equipment and Facility Qualification Changes

         o        Table I

         o        Evaluation and discussion

         9.       Stability Evaluation

         o        Evaluation and discussion

         10.      Product Complaints

         o        Table K

         o        Evaluation and discussion

E.       Summary and Conclusion

                      Typical APR Evaluation Table Headers

                                   Schedule D

                          Analytical Data Requirements

                                   Schedule E

                            Product Batch Record File

o        Certificate of Analysis

o        Certificate of GMP Compliance

o        Stiefel's comments and INyX response

o        In-Process Specification and Test Result Packet

o        Deviation Report Summary

o        Individual Deviation Reports

o        Manufacturing Batch Production Record

o        Engineering Ste-Up Sheet Document

o        Filling Batch Production Record

o        IPC Filling Record

o        Analytical Data Packet

o        Cleaning Report

o        Authorization to Ship in Quarantine (if any)

o        Shipping Documents